NUCLEAR SUPPORT SERVICES, INC.
                          22 Northeast Drive
                     Hershey, Pennsylvania  17033


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MARCH 5, 1996


To the Shareholders of Nuclear Support Services, Inc.

   The Annual Meeting of the Shareholders of Nuclear
Support Services, Inc. (the "Company") will be held at the Hotel Hershey, Hershey, Pennsylvania on Tuesday,
March 5, 1996, at 1:00 PM, prevailing time, for the following purposes:

   (1) To elect eight Directors for the ensuing year as proposed in the attached Proxy Statement;

   (2) To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP, as the independent auditors of the Company for the fiscal year commencing October 1, 1995;

   (3) To consider and act upon a shareholder proposal of John Mattern to prohibit Company officers and others from serving on the Board of Directors;
        and

   (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on December 29, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting.
Management of the Company extends a cordial invitation to all shareholders to be present at the meeting.

         The Annual Report of the Company for 1995 is enclosed
                               herewith.

                  By Order of the Board of Directors


                            Ralph A. Trallo
                 President and Chief Executive Officer

Hershey, Pennsylvania
January 29, 1996

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN
THE POSTAGE PAID, PRE-ADDRESSED ENVELOPE ENCLOSED FOR
THAT PURPOSE.  IF YOU ATTEND THE MEETING IN PERSON, YOU
MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.


                    NUCLEAR SUPPORT SERVICES, INC.
           22 Northeast Drive, Hershey, Pennsylvania  17033

                            PROXY STATEMENT
                                  for
                    ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on March 5, 1996

                          GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nuclear
Support Services, Inc., (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, March 5, 1996, at the Hotel Hershey, Hershey,
Pennsylvania, at 1 PM, prevailing time, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about February 5, 1996.

   A form of proxy is enclosed for use at the Annual
Meeting. When the enclosed form of proxy is signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no contrary instructions are given, the shares will be voted FOR the election of the eight nominees for Directors named below; FOR ratification of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year commencing October 1, 1995;
AGAINST the shareholder proposal to prohibit Company officers and others from serving on the Board of Directors; and, at the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. Any shareholder executing a form of proxy may revoke that proxy by written notice delivered to the Company's Secretary at any time before it is voted.

   The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may, if necessary, be solicited by Directors, Officers, or regular employees of the Company personally or by telephone or telegram. It is contemplated that brokerage houses, nominees, and other custodians and fiduciaries will be requested to send proxy material to their principals, and the Company will reimburse them for their charges and expenses in so doing.

   The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1995, including consolidated financial statements, accompanies this
Proxy Statement, the meeting notice and the proxy.


                             VOTING SHARES

   The Board of Directors has fixed the close of business on December 29, 1995, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Shareholders of record as of that date will receive the notice of Annual Meeting of Shareholders, the Proxy Statement, the proxy and the Annual Report of the Company. As of December 29, 1995, there were 2,169,190 shares of common stock, par value
$.0025 per share, outstanding and entitled to notice of and to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of common stock is entitled to one vote on each matter properly submitted to the shareholders for action at the Annual
Meeting.  There are no cumulative voting rights.


                             VOTE REQUIRED

   The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for shareholder approval for the proposal to ratify KPMG Peat Marwick
LLP as independent auditors for the Company and/or the Mattern proposal to prohibit Company officers and others from serving on the Board of Directors. Abstentions and broker non-votes do not have the effect of negative votes, but may prevent attainment of a quorum.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                              MANAGEMENT

   The following table sets forth certain information as of December 8, 1995 (unless otherwise noted), with respect to persons with beneficial ownership of more than five percent (5%) of the Company's outstanding common stock:

                                            Percentage
                                                    of
Name and Address    Shares Beneficially Owned(1) Class
Joe C. Quick                 263,240(2)             11.88%
22 Northeast Drive
Hershey, PA  17022

ROI Capital Management Inc.  157,600(3)              7.30%
One Bush Street
Suite 1150
San Francisco, CA 94104

(1)     The shares reported may be deemed to be
   beneficially owned under rules and regulations of the U.S. Securities and Exchange Commission, but the inclusion of these shares in this table does not constitute an admission of beneficial ownership.

(2) The shares shown include 114,490 shares over which Mr. Quick exerts sole voting and investment power and 45,724 shares subject to stock options in favor of Mr.
   Quick. Mr. Quick shares voting and investment power over the remaining shares which are held by Mr. Quick and his spouse or certain relatives (excluding adult children).

(3)     ROI Capital Management, Inc. and affiliates ROI
   Partners, L.P., ROI Lane, L.P., Mark T. Boyer and
   Mitchell Soboleski, report shared voting and investment power over 157,600 shares. The information shown has been derived from ROI Capital Management, Inc.'s Form
   13D filed with the SEC on or about January 25, 1996.

   The following table gives certain information as of December 8, 1995, with respect to the beneficial ownership, direct or indirect, of the Company's common stock by each present Director and Nominee for Director and executive officer and by all Directors and executive officers as a group, as reported by each person.

                           Shared
            Sole Voting    Voting
                    and       and                 Percentage
             InvestmentInvestment        Aggregate      of
Name              Power     Power   Other    Total   Class
Joe C. Quick    114,490   103,026  45,724  263,240  11.88%
Dale L. Ferguson 19,000    30,000  39,537   88,537   4.01%
Heath L. Allen   20,000       -0-  49,591   69,591   3.14%
Wm. Lawrence
Petcovic            886       -0-  48,374   49,260   2.22%
Ralph A. Trallo   8,299       -0-  27,282   35,581   1.62%
Robert A. Hess      -0-    21,800  12,532   34,332   1.57%
Donald E. Lyons     -0-       -0-  14,747   14,747   0.68%
Thomas P. McShane 8,300       -0-   5,007   13,307   0.61%
Michael J.
Olson(4)          1,600       -0-  10,000   11,600   0.53%
All Directors and
Officers as a
Group ( 9 Persons)172,575 154,826 252,794  580,195  26.26%

(1)     Included are shares held by the Director (or
   Officer) and his spouse or certain relatives (excluding adult children).

(2) Shares subject to options in favor of the respective individual.

(3)     The shares reported may be deemed to be
   beneficially owned under rules and regulations of the U.S. Securities and Exchange Commission, but the inclusion of these shares in this table does not constitute an admission of beneficial ownership.

(4) Executive officers who are neither directors or nominees.

                         ELECTION OF DIRECTORS

   Unless otherwise instructed, the persons named in the accompanying form of proxy intend to vote the shares represented by the proxies for the election of the eight nominees listed below to the Board of Directors. All nominees are presently Directors of the Company and were elected by the shareholders at the last Annual Meeting.
Directors elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.
In the event that any one or more of the nominees should become unavailable for election at the time of the Annual Meeting, for any reason, an event that the Board of Directors does not anticipate, the persons named in the accompanying form of proxy will vote for the remaining nominees and for such substitute nominee or nominees, if any, as may be designated by the Board of Directors.

The nominees this year are:

Heath L. Allen (1)(2), Age 68.  Partner of Keefer, Wood,
Allen & Rahal (Attorneys), Harrisburg, PA.  Director of
Arnold Industries, Inc.  Director of the Company since
1986.

Dale L. Ferguson (1), Age 61. Employed by the Company since 1974. Senior Vice President of the Company from
February 1990 to May 1991, Executive Vice President from
May 1991 to January 1995. President and CEO of subsidiary, NSS Numanco, Inc. from April 1993 to May
1994.  Director of the Company since 1974.

Robert A. Hess (2), Age 67.  Consultant to the Company.
Director of the Company since 1974.

Donald E. Lyons (3)(4), Age 66.  Former President and
CEO of the Power Systems Group of Combustion Engineering
(retired 1987).  Director of Gilbert Associates, Inc.
Director of the Company since 1993.

Thomas P. McShane (1)(3), Age 42.  1987 to present,
President and part owner of McShane Group, Inc., Timonium, MD. Consultant to the Company. Director of the Company since 1991.

Wm. Lawrence Petcovic (2)(3), Age 50.  Director of
Employment & Training of The Ryland Group, Inc.,
Columbia, MD from 1989 to January 1993 and Director of
Continuous Improvement until December 1993. Currently an independent business consultant. Director of the Company since 1981.

Joe C. Quick (1)(4), Age 60. Employed by the Company since 1974. Chairman of the Board of Directors since
1974.  President from February 1990 to December 1994 and
Chief Executive Officer from February 1990 to October
1995.  Director of the Company since 1974.

Ralph A. Trallo (1)(4),Age 50.  President and CEO of
Cannon Sline of Philadelphia, PA; from 1987 to present.
Named Senior Vice President of the Company in April
1994.  Named President and Chief Operating Officer of
Company in December 1994 and Chief Executive Officer in
October 1995.  Director of the Company since 1993.

(1)                  Member of the Executive Committee
(2)                  Member of the Audit Committee
(3)                  Member of the Compensation
                     Committee
(4)                  Member of the Strategic Planning
                     Committee

   On September 1, 1995, Oliver B. Cannon & Son, Inc., a wholly owned subsidiary of the Company (Nuclear Support
Services, Inc.), filed a voluntary petition under chapter 11 of the Bankruptcy Code. On September 5,
1995, the Company and its other subsidiaries also filed for protection under chapter 11. Those subsidiaries are Sline Industrial Painters, Inc., NSS Numanco, Inc., NSS of Delaware, Inc., IceSolv, Inc. and Henze Services,
Inc.  All cases were filed in the United States
Bankruptcy Court for the Middle District of Pennsylvania in Harrisburg. A number of first day orders were presented to the Court, including an order allowing joint administration under the style and case of the parent, Nuclear Support Services, Inc. at case number 1-
95-01767. Since the dates of the petitions, all of the debtors have continued to operate their businesses as debtors in possession under Section 1107 (a) of the Bankruptcy Code.

   On or about June 19, 1992, Robert A. Hess entered into a consent decree with the U.S. Securities and Exchange Commission (SEC) settling SEC allegations and enjoining him from violation of the federal securities laws in the case of U.S. Securities and Exchange
Commission v. Robert A. Hess, U.S. District Court for the Middle District of Pennsylvania (primarily alleging trades in NSSI stock while in possession of material non-public information and Section 16 reporting omissions).
The case was settled with payment by Mr. Hess to the SEC of approximately $63,000 (including fines). The
Company's Board of Directors is aware of the SEC allegations and Mr. Hess' settlement thereof, in which he neither admits nor denies the charges. The Board notes that several factors can come into play in deciding to settle a pending legal action, not the least of which is the curtailment of ongoing litigation costs.
The Board further notes Mr. Hess' long and proven record of service and devotion to the Company and reaffirms its confidence in Mr. Hess' integrity and ability to serve the Company as a Director.

                        COMMITTEES AND MEETINGS

   The Board of Directors meets on a regularly scheduled basis and, during the fiscal year ended September 30, 1995, met on five occasions. During fiscal year 1995, each Director was present for at least 75% of the meetings of the Board of Directors. Outside Directors of the Company were paid retainers of $7,500 annually.
All Directors except the Chairman of the Board, were paid $800 for each meeting attended; the Chairman was paid $1,200 for each meeting.

   The Board of Directors created the following committees which were active in fiscal year 1995:
Executive, Finance, Audit, Compensation, and Strategic
Planning Committees.  In April 1995, the Finance
Committee was dissolved and routine meetings of both
Executive and Strategic Planning Committees were reduced to an as needed basis. During fiscal year 1995, each Director was present for at least 75% of the aggregate number of meetings of the Board Committees on which such Director served. Outside Board members appointed to serve on the Strategic Planning, Compensation and Audit
Committees were paid annual retainers of $1,500. In addition, outside Board members serving on Committees, except the Committee Chairman, were paid $750 for each Committee meeting; the Chairman was paid $1,000.

   The Executive Committee was created in 1985 to assist the Board in the exercise of general policy and oversight functions. The Committee did not meet during fiscal year 1995.

   The Finance Committee was created by the Board of Directors in 1985 to oversee various financial arrangements and investments of the Company. The
Finance Committee met one time during fiscal year 1995 before being dissolved in April 1995.

   The Audit Committee was created by the Board of Directors in October 1986. The function of the Audit
Committee is to recommend an accounting firm to conduct an annual audit engagement to include audit scope and results of such audit. The Audit Committee reviews the adequacy of internal controls, Company policies and procedures, and reports its findings to the Board of Directors. The Audit Committee met one time during fiscal year 1995.

   The Compensation Committee was created by the Board of Directors in February 1989. The function of the Compensation Committee is to administer the Company's
1990 Stock Option Plan and the Director's Stock Option
Program.  In July 1993, the Salary and Incentive
Committee, whose functions included determination and administration of plans for salary and incentives for Company management and employees, including directors' fees, was consolidated with the Compensation Committee.
The Compensation Committee met two times during fiscal year 1995.

   The Strategic Planning Committee was created by the Board of Directors in April 1993 and did not meet during fiscal year 1995. The function of the Strategic
Planning Committee is to assist Company management in the development of strategies for future growth and profitability.

   The Board of Directors does not have a nominating committee or any other committee performing similar functions.

                          EXECUTIVE OFFICERS

   The following table identifies the Company's present executive officers, sets forth their ages, principal occupation or employment of each during the past five years, positions and offices held with the Company and the terms served as such.

Name             Age      Principal Occupation or
                          Employment
Joe C. Quick     60       See Election of Directors.

Ralph A. Trallo  50       See Election of Directors.

Michael J. Olson 42       Vice President,
                          Secretary/Treasurer and Chief Financial Officer

                        EXECUTIVE COMPENSATION

   The following table sets forth information concerning all cash compensation paid or accrued by the Company and its subsidiaries in respect to the three fiscal years ended September 30, 1995, to or for the chief executive officer and each of the executive officers of the Company whose cash compensation exceeded $100,000:

                      SUMMARY COMPENSATION TABLE
                              Annual Compensation  Long-Term
                                                     Compen-
                                                      sation
                                           Other      Awards
                                          annual  Securities
                                         compen-  Underlying
                          Salary     Bonus  sation    Options/
                  Year       ($)    ($)(1)  ($)(2)     SARs(#)
JOE C. QUICK      1995   160,000       -0-   6,000         -0-
Chairman of the   1994   166,154       -0-   6,400         -0-
Board of Driectors1993   160,001    15,958   5,164      25,167
and Chief
Executive Officer

RALPH  A. TRALLO  1995   150,000   167,904   9,600   10,000(4)
President, Chief  1994   150,000   169,713   3,580   27,282(3)
Operating Officer 1993      n/a       n/a     n/a         n/a
and Director; also
President and CEO
of Cannon Sline

MICHAEL J. OLSON  1995    90,000   100,743   5,530   10,000(4)
Vice President,   1994    90,000   101,828   5,350   10,000(3)
Secretary/        1993       n/a       n/a     n/a         n/a
Treasurer and
Chief Financial                                   SAR (Stock
Officer                                         Appreciation Rights

(1) For fiscal year 1995, no bonuses were awarded under the Senior Executive Group Compensation Program. For fiscal year 1994, incentive bonuses equaling $42,915 in cash were awarded under the Senior Executive Group
   Compensation Program. Mr. Trallo and Mr. Olson did not participate in the Senior Executive Group Compensation
   Program for 1994 or 1995 but are covered under separate incentive arrangements. Under those arrangements, Mr.
   Trallo and Mr. Olson were awarded cash bonuses for 1994 and 1995. Both Mr. Trallo and Mr. Olson voluntarily agreed to defer payment of two-thirds of their 1995 cash bonuses until after confirmation of the Company's reorganization plan to exit bankruptcy. For fiscal year 1993, incentive bonuses based on performance were paid in the form of five-year stock options totaling
   66,647 shares at an average exercise price of $3.75 per share and cash totaling $55,571.

(2)  Included in Other Annual Compensation are Board of
   Director fees, automobile allowances, and excess life insurance benefits provided by the Company.

(3) Mr. Trallo's and Mr. Olson's tenures with the Company began in November 1993 coinciding with the acquisition of Cannon Sline. Options for NSSI stock were awarded to Mr. Trallo and Mr. Olson by NSSI in fiscal year 1994 in conjunction with the acquisition.

(4) A Stock Appreciation Program for Key Executives was established in fiscal year 1995. Mr. Trallo and Mr.
   Olson were awarded SAR's under this Program.

                             STOCK OPTIONS

   At the 1990 Annual Meeting, the shareholders approved the Nuclear Support Services, Inc. 1990 Stock Option Plan
(the "1990 Plan"), which is designed to promote continuity of management and increased incentive to those key employees and consultants responsible for the Company's long-range financial success.

   The 1990 Plan terminated on December 31, 1994, although outstanding options at that time were not canceled by such termination. No immediate plans are in place at this time to implement a new Stock Option Program for the Company.

   The 1990 Plan is administered by the Compensation
Committee formed by the Board of Directors, which extended rights to selected employees or consultants to purchase shares of stock in the Company at stated option prices.
The aggregate number of shares available for grant under the 1990 Plan was 416,897. As of December 31, 1995, options for 327,233 shares were outstanding to approximately 46 employees and/or consultants, including
Company directors. No options were exercised during the fiscal year.

   Options may be incentive stock options, which qualify for certain tax benefits (relating primarily to the deferral of gain recognition until the underlying stock is sold and the treatment of same as a capital gain as opposed to ordinary income), or non-qualified options, which do not qualify as incentive stock options.
Incentive stock options must be granted at not less than the fair market value of the stock on the date granted, and non-qualified stock options must be granted at not less than one-half of the fair market value of the stock on the date granted. The Company may take a deduction for gain realized by its employees upon the exercise of a non-qualified option. Generally this is not so in the case of an incentive stock option. Options generally are nontransferable, conditioned upon continued employment with the Company and expire within five years of grant or upon stated occurrences. Other option terms may vary depending upon provisions of the specific option agreement. On January 26, 1990, the Company filed an initial S-8 Registration Statement for Company stock subject to the 1990 Plan and on September 8, 1993, filed an amendment to its registration statement for additional shares subject to the Plan. The closing market price of the Company's common stock as of September 30, 1995 was $1.25 per share.


                    DIRECTORS STOCK OPTION PROGRAM

   The Directors' Stock Option Program (as Amended), was approved by shareholder vote at the Annual Meeting in February 1992. The Program provides a mechanism for compensating Directors for their services by means other than cash payment, promotes Director stock ownership and increases the incentive for those responsible for the long-range success of the Company. Pursuant to the Program, each Director may elect to take non-qualified stock options for Company stock issued under the 1990 Stock
Option Plan in lieu of all or a portion of the normal cash retainer and/or fee for Board or Committee meetings attended. Directors who select options pursuant to the Program make a standing election to do so (or to rescind such election) at least six (6) months in advance of the meeting for which the election (or rescission) is to be effective. For the purpose of this election, options are valued at 17% of the market price of the stock on grant date (i.e., date set for payment of retainer or meeting fees as the case may be) and applied against the fees to be earned.

   The Company's 1990 Stock Option Program expired in
December 1994, thus fees and retainers for Board and Committee participation are being paid to Directors in cash. As of December 8, 1995, Messrs. Hess, Allen,
Petcovic, McShane, Lyons and Trallo had acquired options for 5,932, 49,591, 48,374, 5,007, 14,746 and 2,282, respectively, pursuant to the Program with exercise prices ranging from $3.38 to $9.00.

              SENIOR EXECUTIVE GROUP COMPENSATION PROGRAM

   The following tables list information regarding stock options and stock appreciation rights (SAR) granted to and exercised or held by the Company's executive officers in respect to its last fiscal year.

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                     Potential realizable
                                          value at assumed
                                     annual rates of stock
                                        price appreciation
           Individual Grants               for option term

                      Percent of
                          Total
            Number of  Options/
           securities      SARs    Ex-
           underlying   granted ercise
             options/       to      or Ex-
                 SARs employees   base pir-
              granted in fiscal  price ation
Name           (#)(1)      year ($/sh) date    0%($) 5%($) 10%($)
JOE C. QUICK       -0-      -0-    -0-   n/a   -0-   -0-    -0-
RALPH A. TRALLO  10,000     34%   2.50   n/a   -0-  1,250   2,500
MICHAEL J. OLSON 10,000     34%   2.50   n/a   -0-  1,250   2,500

(1)  Stock Appreciation Rights awarded to Mr. Trallo and Mr. Olson.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY
                         END OPTION/SAR VALUES
                                                        Value of
                                                     unexercised
                                   Number of sec-   in-the-money
                               urities underlying       options/
              Shares         unexercised options/     SARs at FY
           acquired     Value   SARs at FY end(#)         end($)
                  on     rea-     exercisable/un-   exercisable/
Name     exercise(#) lized($)     exercisable(1)   unexercisable
JOE C. QUICK     -0-     -0-         45,724/-0-         -0-/-0-
RALPH A. TRALLO  -0-     -0-      37,282(2)/-0-         -0-/-0-
MICHAEL J. OLSON -0-     -0-      20,000(3)/-0-         -0-/-0-

(1)Options include those granted under the Company's Senior Executi ve Compensation Program, the Company's Stock Option Program, the Directors Stock Option Program, and the Company's Stock Appreciation Plan.
(2)Mr. Trallo's options include 27,282 shares under the Company's S tock Option Program and the Director's Stock Option Program and 10,000 shares under the Company's Stock Appreciation
   Plan.
(3)Mr. Olson's options include 10,000 shares under the Company's St ock Option Program and 10,000 shares under the Company's
   Stock Appreciation Plan.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As previously noted, the Compensation Committee reviews and makes recommendations to the Board of Directors on matters of Executive Officer compensation.
The current members of the Committee are Wm. Lawrence
Petcovic (Chairman), Thomas P. McShane and Donald E.
Lyons, all of whom are non-employee "outside" Directors as noted in this proxy statement. The Committee establishes the Company's policies and performance requirements for Executive Officer compensation and the total compensation paid for each fiscal year. Its report for fiscal year
1995 is set forth below.

     The Committee formulated the 1995 Executive
Compensation program to focus on short term financial results for FY 95. During the reorganization of FY 1995, the Committee limited the Executive Program to full time
NSSI Corporate level employees:  Joe Quick, Ralph Trallo,
Dave Williams, and Mike Olson. Subsidiary officer compensation was delegated to the NSSI Chief Operating
Officer, Ralph Trallo.  Under the 1995 Senior Executive
Program, the total compensation for executives is managed utilizing three (3) components - base pay, incentive pay and benefits.

     (1) Base pay for key executives was determined in fiscal year 1992 at the median pay range for executives in diversified service industries adjusted for a $100 million revenue base. The data was obtained from The Conference
Board report No. 983, Top Executive Compensation, 1991
Edition. The Committee adjusts base pay every three years or when more than a 25% change in applicable business revenue occurs. Base salaries for FY 1995 did not change.

     (2) Incentive pay available to be earned for FY 1995 was determined as a percentage of Pre-Tax profits above a performance threshold. Incentives are to be paid in cash.
Stock Appreciation Rights were made available for FY 1995 in place of the 1990 Stock Option Plan which had expired in FY 95. The Committee reviews individual performance with each Executive after consultation with the Chief
Executive Officer and reports its findings to the Board of Directors.

     (3) Benefits, the third component of executive pay, are the same for all NSSI employees. The Committee does not consider any Executive compensation that is linked to the Board of Director fees or additional options or pay off a Company-wide award for exceptional service as determined by the Chief Executive Officer using options allocated by the Committee.

     Joe C. Quick, the Company's President and Chief
Executive Officer maintained a base salary of $160,000 which was determined to be the median pay range for diversified service companies of $100 million in revenue and of similar employee population. Mr. Quick had no incentive bonus below a NSSI pre-tax profit of $499K. He had available an incentive of 3% for pre-tax profits above
$500K, 6% above $1,000K and 9% above $2,000K.  The
Committee has no pay-out ceiling for incentive pay.  Mr.
Quick received no incentive pay for FY 1995.

     Mr. Williams base pay remained the same for FY 1995.
Mr. Williams resigned on February 15, 1995 before a final incentive program was agreed upon with the Committee.

     Mr. Trallo and Mr. Olson have similar incentive programs as contracted with Cannon Sline and agreed upon as a condition of the Cannon Sline acquisition. The
Committee added to the Cannon Sline agreement the opportunity to earn additional incentive based on NSSI performance. The incentive pay for FY 1995 for both Mr.
Trallo and Mr. Olson was paid out under the contract agreement for the performance of Cannon Sline. There was no NSSI incentive pay-out. Mr. Trallo and Mr. Olson voluntarily delayed two thirds of the 1995 incentive pay-out until NSSI exits bankruptcy. Upon Board appointment to NSSI executive positions, the Committee awarded Mr.
Trallo and Mr. Olson 10,000 SAR's at $2.50 linked to NSSI future performance.

     The Committee intends to continue the strategy of a median base pay with opportunity to earn financial performance based incentive bonus linked to short term financial performance until exit from bankruptcy and financial stability is achieved.

                              The Compensation Committee
                              William Lawrence Petcovic
                              Thomas P. McShane
                              Donald E. Lyons

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                             PARTICIPATION

   The firm of McShane Group of which NSSI Director Thomas
P. McShane is part owner, entered into an agreement in December 1994, whereby McShane Group provided financial and management consulting services to Henze Services, Inc.
on a temporary basis, including the services of a full-time consultant. The McShane Group received $80,713 for these services. Mr. McShane, in an individual capacity, provided consulting services to the Board of Directors of NSSI in fiscal year 1995. For these services he received
$28,813.  These payments for services during fiscal year
1995 were in an amount greater than 5% of the annual gross revenues of McShane Group.

                         CERTAIN TRANSACTIONS

   The firm of Keefer, Wood, Allen, and Rahal, of which Heath L. Allen, a Director, is a partner, received legal fees of $142,561 for services performed for the Company during fiscal year 1995, an amount less than 5% of Keefer, Wood, Allen & Rahal's annual gross revenues. It is anticipated that the Company will make payments to Keefer, Wood, Allen & Rahal for legal services performed during fiscal year 1996 in an aggregate amount less than 5% of Keefer, Wood, Allen, & Rahal's annual gross revenues.

   Robert A. Hess received approximately $39,000 in fiscal year 1995 for consulting services provided to the Company.
It is anticipated that the Company will make payments to Mr. Hess for consulting services performed in fiscal year
1996.

   See also the discussion of the Company's relationship with McShane Group, Inc., an affiliate of Thomas P.
McShane, a Director of the Company, under the caption
"Compensation Committee Interlocks and Insider
Participation."

                     COMPLIANCE WITH SECTION 16(a)

   For 1995 fiscal year, Joe C. Quick submitted one late
Form 4 filing to the U.S. Securities and Exchange
Commission.

                           PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with (i) the cumulative total return of a broad market index (the NASDAQ MARKET INDEX) and (ii) the cumulative total return of a peer group index. In last year's Proxy Statement, NSSI's peer group was comprised of four (4) publicly traded companies:
Gilbert Associates, Inc., Joule, Inc., Pacific Nuclear
Systems, Inc., and Quadrex Corp. This year, NSSI's peer group index is comprised of the following five (5) publicly traded companies: Gilbert Associates, Inc., Joule, Inc., Vectra Technologies, Inc. (name changed from
Pacific Nuclear Systems, Inc. in January 1994), Butler
International and GTS Durateck, Inc.  NSSI selected Butler
International and GTS Durateck, Inc. to replace Quadrex
Corp. which was de-listed from NASDAQ in June 1994. The selection of public companies for this peer group looks to entities which provide technical manpower and support services, principally for power generation industries.
Cumulative return for the Company and both indices were calculated assuming dividend reinvestment.

             COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                    NUCLEAR SUPPORT SERVICES, INC.,
               NASDAQ MARKET INDEX AND PEER GROUP INDEX
                              Fiscal Year Ending

Company            1990   1991   1992    1993    1994   1995
Nuclear Support
  Svcs., Inc.       100  68.42  52.63   34.21   39.47  13.16
Peer Group Index    100  93.69 105.49  111.05   98.63 106.79
NASDAQ Market Index 100 134.19 131.96  171.62  181.61 220.50

               ASSUMES $100 INVESTED ON OCTOBER 1, 1990
                      ASSUMES DIVIDEND REINVESTED
                 FISCAL YEAR ENDING SEPTEMBER 30, 1995


                  RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT AUDITORS

   The Board of Directors selects each year the accounting firm to perform the financial audit and related work for the Company for that year. KPMG Peat Marwick LLP has been selected by the Board of Directors as the independent auditors for the Company's current fiscal year commencing
October 1, 1995. Selection of this firm will be submitted for ratification at the Annual Meeting. In the event the shareholders do not ratify the appointment of KPMG Peat
Marwick LLP, the selection of other independent accountants will be considered by the Board of Directors.

   A representative of KPMG Peat Marwick LLP, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
AUDITORS.

                         SHAREHOLDER PROPOSAL

   The following proposal, submitted by Mr. John Mattern, has been provided to the Company for inclusion in this year's proxy statement:

      Given the Company's consistently poor performance during the period that seven of the nine directors were either employees or consultants, employees and consultants - and their spouses and immediate families - should be prohibited from being nominated to serve on the NSSI Board of Directors subsequent to the 1996 Annual Meeting.

   Mr. Mattern has represented to the Company that his
address is Kapaun Air Station, PSC 3, Box 2487, APO AE
09021 and that, as of August 14, 1995, he owned 4,000
shares of NSSI common stock purchased as follows:  1,000
shares on 2/2/93, 1,000 shares on 3/29/93, 1,000 shares on
4/29/93, and 1,000 shares on 8/3/93. Mr. Mattern has also represented that he intends to retain these shares through the upcoming Annual Meeting on March 5, 1996.

   The Company believes Mr. Mattern's proposal to be excessive and potentially disruptive to the Company's recovery from bankruptcy and thereafter in that:

   A. The proposal is an absolute bar to service as a director by any officer, employee, consultant, spouse or immediate family member and would require replacement of a majority of the Board within one year's time;

   B. Qualified outside candidates may be reluctant to serve as directors until the Company emerges from bankruptcy and its financial status is clarified by a period of normal operations;

   C. The Company's present executive officers and employees have extensive knowledge of the day-to day operations of the Company which should be represented on the Company's Board of Directors; and

   D. The make-up of the Company's Board should be left to the discretion and vote of its shareholders without arbitrary limitations being set on the exercise of the shareholder's discretion.

   The Company intends to continue its efforts, interrupted temporarily by the bankruptcy situation, to attract additional qualified outside directors, but believes that to virtually change the entire composition of the Board at one time (as would be required by Mr.
Mattern's proposal) would be both disruptive and detrimental to the Company and its shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
MATTERN PROPOSAL.

           SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   If a shareholder intends to present a proposal at the next Company's Annual Meeting of Shareholders, the proposal must be submitted in writing and received by the Secretary of the Company at its executive offices currently located at 22 Northeast Drive, Hershey,
Pennsylvania, 17033, no later than August 16, 1996, in order to be considered for inclusion in the Company's
Proxy Statement and form of proxy relating to that meeting.

                             OTHER MATTERS

   The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy, or their substitutes, to vote said proxy in accordance with their best judgment on such matters to the extent allowed by SEC Rule 14a-4(c) which limits the purpose for which discretionary authority may be granted..

   COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K
FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION
WILL BE AVAILABLE AT THE ANNUAL MEETING.  ANY SHAREHOLDER,
UPON WRITTEN REQUEST TO THE SECRETARY, MAY OBTAIN A COPY
OF THE COMPANY'S FORM 10-K WITHOUT CHARGE.

                  By Order of the Board of Directors

                            Ralph A. Trallo
                 President and Chief Executive Officer

Hershey, Pennsylvania
January 29, 1996

           This Proxy is Solicited on Behalf of the Board of
                             Directors of
                    NUCLEAR SUPPORT SERVICES, INC.
                          22 Northeast Drive
                     Hershey, Pennsylvania  17033

The undersigned hereby appoints Joe C. Quick, Robert A.
Hess, Dale L. Ferguson, or Heath L. Allen as proxy (and
if the undersigned is a proxy, as substitute proxy),
each with the power to appoint his substitute, and
hereby authorizes any one of them to vote as designated
on the reverse side all the shares of common stock of
Nuclear Support Services, Inc., held of record by the
undersigned on December 29, 1995, at the Annual Meeting
of Shareholders to be held on Tuesday, March 5, 1996, at
1:00 PM at the Hotel Hershey, Hershey, Pennsylvania, and
at any adjournment thereof.
                      (continued on reverse side)
========================================================

ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE
INSTRUCTIONS NOTED HEREON.  IN THE ABSENCE OF
INSTRUCTIONS, THIS PROXY WILL BE TREATED AS GRANTING
AUTHORITY TO VOTE "FOR" THE ELECTION OF DIRECTORS, IN
FAVOR OF PROPOSAL 2 AND 4 AND "AGAINST" PROPOSAL 3 (THE
MATTERN PROPOSAL).

1.FOR all nominees       WITHHOLD    Heath L. Allen,
   listed to the     AUTHORITY to    Ferguson, Robert A.Hess,
   right (except         vote for    Donald E. Lyons,Thomas P.
as marked to the   nominees listed   McShane, Wm. Lawrence
        contrary     to the right    Petcovic, Joe C.Quick
                                     Ralph A. Trallo

           _____          _____      INSTRUCTION:  To withhold
                                     authority to vote for any
                                     individual nominee, write
                                     that nominee's name in the
                                     space provided below


                                    _________________________

                                    _________________________

2.   FOR       AGAINST     ABSTAIN      With respect to
                                        the
                                        ratification of
                                        the
                                        selection of
     _____      _____       _____       KPMG Peat Marwick LLP
                                        as Certified Public
                                        Accountants, as
                                        independent auditors
                                        of the Company for the
                                        fiscal year commencing
                                        October 1, 1995.

3.    FOR      AGAINST      ABSTAIN     With respect to the
                                        proposal of John
                                        Mattern to
     _____      _____       _____       prohibit Company
                                        officers and
                                        others from
                                        serving on
                                        the Board of
                                        Directors.

4.    FOR      AGAINST      ABSTAIN     OTHER BUSINESS:
                                        In their discretion,
                                        the proxies are
      _____      _____       _____      authorized
                                        to vote
                                        upon such other
                                        business as may
                                        properly come
                                        before
                                        the meeting.

                             The undersigned
                             hereby acknowledges
                             receipt of the Proxy
                             Statement dated January
                             29, 1996 and hereby
                             revokes any proxy or
                             proxies heretofore given
                             to vote shares at said
                             meeting or any
                             adjournments thereof.


                             Dated:____________________
                             __________________________
                             __________________________
                             __________________________
                             Sign here exactly as
                             name(s) appear on left

       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED,
                          ADDRESSED ENVELOPE